FORBEARANCE AGREEMENT


      This Forbearance Agreement (this "Agreement") is entered into as of November 30, 2005, by and among BROADCAST INTERNATIONAL, INC., a Utah corporation (the "Company"), and the PURCHASERS named on the signature pages to this Agreement (each, a "Purchaser" and collectively, the "Purchasers"), with reference to the following facts:

      A. The Company and the Purchasers are parties to, among others, the following documents:

            1. Securities Purchase Agreement dated May 16, 2005 (the "Purchase Agreement");

            2. 6% Senior Secured Convertible Notes Due 2008, each dated May 16, 2005, executed by the Company in favor of the Purchasers (the "Notes"); and

            3. Registration Rights Agreement dated May 16, 2005 (the "Registration Rights Agreement").

The above-referenced documents, all other documents executed in connection therewith and all other agreements between or among the Company and one or more of the Purchasers are hereinafter collectively referred to as the "Operative Documents".

      B. As of November 30, 2005, there could be owing under each Note 125% of (1) the Principal Amount of such Note, plus (2) accrued but unpaid interest thereon should the Purchasers exercise their rights and remedies under the Operative Documents and accelerate the payments due thereunder. Interest continues to accrue on the Principal Amount of each Note at the rate set forth in the Notes. In addition, as of November 30, 2005, there is due and owing to the Purchasers under the Registration Rights Agreement, as partial Liquidated Damages thereunder, the aggregate amount of $156,000. The foregoing amounts, plus accruing interest and costs and accrued and accruing attorneys' fees and costs and various other collection costs, are hereinafter referred to herein as the "Existing Debt".

      C. An Event of Default (the "Existing Default") has occurred and is continuing under Section 4(a)(viii) of each Note by virtue of the failure of the Registration Statement required by the Registration Rights Agreement to be declared effective by the SEC. The Existing Default entitles each Purchaser to immediately enforce all of the rights and remedies set forth in the Operative Documents.

      D. The Company has requested that the Purchasers forbear from exercising their rights and remedies under the Operative Documents, and the Purchasers have agreed to do so, provided that the Company enters into this Agreement.

      NOW, THEREFORE, for good and valuable consideration, the parties agree as follows:

      1. Defined Terms. Capitalized terms not otherwise defined herein shall have the same meanings as set forth in the Operative Documents.

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

      2. Acknowledgment of Liability. As of the date of this Agreement, the Company owes the Purchasers an amount equal to the Existing Debt. The Company reaffirms all of its obligations under the Operative Documents and hereby forever waives and relinquishes any and all claims, off sets or defenses that the Company may now have with respect to the payment of sums due to the Purchasers under the Operative Documents and the performance of other obligations thereunder.

      3. Forbearance. The Company acknowledges the Existing Default is an existing and uncured Event of Default under the Operative Documents which is continuing to the date of this Agreement. The Company further acknowledges and agrees that no Purchaser is in any way agreeing to waive such Existing Default as a result of this Agreement or the performance by the parties of their respective obligations hereunder or under the Operative Documents. Subject to the conditions contained herein and performance by the Company of all of the terms of this Agreement and the Operative Documents after the date hereof, the Purchasers shall, until the earlier of (i) January 31, 2006, or
(ii) such date that there shall occur any further Event of Default under this Agreement or the Operative Documents (the "Forbearance Period"), forbear from exercising any remedies that they may have against the Company as a result of the occurrence of the Existing Default. Such forbearance does not apply to any other Event of Default or other failure by the Company to perform in accordance with the Operative Documents or this Agreement. This forbearance shall not be deemed a continuing waiver or forbearance with respect to any Event of Default of a similar nature that may occur after the date of this Agreement.

      4. Purchaser Expenses. The Company shall reimburse the Purchasers for all expenses incurred by the Purchasers, at any time on, before or after the date hereof in connection with (i) preparing and negotiating this Agreement; and (ii) any matters contemplated by or arising out of this Agreement or the Operative Documents including, by way of illustration only, any action taken
(a) to commence, prosecute, defend or intervene in any litigation (adversary proceeding or otherwise) or to file a petition, complaint, answer, motion or other pleading, (b) to take any other action in or with respect to any suit, case, motion, appeal or proceeding (bankruptcy or otherwise), (c) to draft documents in connection with any of the foregoing or in connection with any proposed modification or amendment of this Agreement or the Operative Documents, or any proposed waiver, extension or refinance of the Existing Debt, including, but not limited to, all outside counsel fees incurred by the Purchasers in connection with the preparation and negotiation of this Agreement and the Operative Documents, (d) to attempt to enforce any rights of the Purchasers to collect any part of the Existing Debt, or (e) any matter relating to the ongoing administration of this Agreement or the Operative Documents (collectively "Purchaser Expenses"). Purchaser Expenses shall also include all expenditures by the Purchasers, including payment made by the Purchasers for taxes, insurance, assessments, costs or expenses which the Company is required to pay under this Agreement or the Operative Documents, but fails to pay; inside and outside counsel fees and any expenses, costs and charges relating to such expenditures (including, without limitation, all fees of legal assistants and other staff employed by such attorneys) as well as all other costs of collection; all documentation fees; and all other expenses of any kind whatsoever incurred by the Purchasers in connection with the documentation, negotiation, administration and enforcement of this Agreement and the Operative Documents, whether such expenditures, fees and expenses are incurred before, after or in connection with the commencement of a Bankruptcy Event, including any actions taken in connection with cash collateral orders, motions for relief from any stays, preparation for any objections to plans of reorganization and any other negotiations, actions or appeals entered into, taken or made in connection with the reorganization, bankruptcy or liquidation of the Company. With respect to Purchaser Expenses owing by the Company to the Purchasers, such amounts shall be paid within ten (10) days of the Company's receipt of notice from any Purchaser of the existence and amount of such Purchaser Expenses.


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


      5. Forbearance Fee. In consideration of the Purchasers' execution of this Agreement, in addition to any unpaid Purchaser Expenses, the Company shall, on or before January 31, 2006, pay to each Purchaser an amount (the "Forbearance Fee") equal to, at each Purchaser's sole election, either (1) (a) the outstanding Principal Amount of such Purchaser's Note (plus all accrued and unpaid interest thereon), multiplied by (b) (i) 113% plus (ii) 2% for each thirty (30) day period, pro rated for any period less than thirty (30) days, following the date of this Agreement until the Forbearance Fee is paid in full, plus (c) the amount of all Liquidated Damages due to such Purchaser under the Registration Rights Agreement as of the date of payment of the Forbearance Fee; or (2) the amount of all Liquidated Damages due to such Purchaser under the Registration Rights Agreement as of the date of payment of the Forbearance Fee. Each Purchaser shall notify the Company on or before January 20, 2006, of which Forbearance Fee election (i.e., (1) or (2) above) made by such Purchaser. If a Purchaser selects the Forbearance Fee election described in (1) above, and such Forbearance Fee is paid in full in accordance with the preceding sentence, then such Purchaser shall surrender both its Note and its AIR to the Company for cancellation. Each Purchaser agrees to not exercise its AIR during the Forbearance Period.

      6. Representations and Warranties. The Company hereby represents and warrants that:

            (a) No Event of Default or failure of condition has occurred or exists, or would exist with notice or lapse of time or both under any of the Operative Documents, other than the Existing Default.

            (b) The Forbearance Period granted pursuant to the terms of this Agreement is reasonable and is based upon the projections of the Company and the Company's reasonable expectations regarding its ability to cause the Registration Statement under the Registration Rights Agreement to be declared effective by the SEC.

            (c) All representations and warranties of the Company in this Agreement and the Operative Documents are true and correct as of the date hereof, and shall survive the execution of this Agreement.

      7. Default. In addition to all other Events of Default under the Notes and the other Operative Documents, the following shall constitute an Event of Default hereunder:

            (a) The Company's failure to pay any amount when due under this Agreement or the Operative Documents, including, without limitation, (i) payment of the Forbearance Fee in accordance with Section 5, and (ii) payment of any Liquidated Damages accruing from and after November 30, 2005;

            (b) The Company's failure to perform any covenant or other agreement contained in this Agreement or any other document entered into in connection herewith; and

            (c) Any representation or warranty of the Company made in connection with this Agreement or the Operative Documents shall be false, misleading or incorrect when made or at any time.


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

      8.  Rights and Remedies.

            (a) Upon the occurrence and during the continuance of an Event of Default, each Purchaser may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by the Company:

            (i) Take action against the Company for payment under the Operative Documents and this Agreement; and/or

            (ii) Exercise any right or remedy authorized by the Operative Documents and/or this Agreement and/or applicable law.

            (b) Each Purchaser's rights and remedies under this Agreement, the Operative Documents and all other agreements shall be cumulative. The Purchasers shall have all other rights and remedies not inconsistent herewith as provided by law or in equity. No exercise by any Purchaser of one right or remedy shall be deemed an election, and no waiver by any Purchaser of any Event of Default on the part of the Company shall be deemed a continuing waiver. No delay by any Purchaser shall constitute a waiver, election, or acquiescence by it.

      9. As a condition to the effectiveness of this Agreement, each Purchaser shall have received the following:

            (a)  this Agreement, duly executed by the Company;

            (b) payment of all Purchaser Expenses incurred through the date of this Agreement; and

            (c) such other documents, and completion of such other matters, as such Purchaser may reasonably deem necessary or appropriate.

      10. Waiver of Notice and Cure. The Company acknowledges that an Event of Default has occurred under each Note that, but for this Agreement, would have entitled each Purchaser to exercise all the remedies available to such Purchaser under its Note and applicable law. The Company waives all notices of default and rights to cure that are otherwise provided in the Notes or applicable law.

     11.  Release.

            (a) The Company acknowledges that the Purchasers would not enter into this Agreement without the Company's assurance that the Company has no claims against any Purchaser or any of the Purchasers' partners, affiliates, employees or agents. Except for the obligations arising hereafter under this Agreement and the Operative Documents, the Company releases each Purchaser, any person or entity that has obtained any interest from any Purchaser under the Operative Documents and each Purchaser's and such entity's partners, affiliates, officers, directors, employees and agents from any known or unknown claims which the Company now has against any Purchaser of any nature, including any claims that the Company, its successors, counsel, and advisors may in the future discover they would have now had if they had known facts not now known to them, whether founded in contract, in tort or pursuant to any other theory of liability, including but not limited to any claims arising out of or related to the Operative Documents or the transactions contemplated thereby.


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


            (b) The provisions, waivers and releases set forth in this section are binding upon the Company and the Company's shareholders, agents, employees, assigns and successors in interest. The provisions, waivers and releases of this section shall inure to the benefit of the Purchasers and their respective partners, affiliates, agents, employees, officers, directors, assigns and successors in interest.

            (c) The Company warrants and represents that the Company is the sole and lawful owner of all right, title and interest in and to all of the claims released hereby and the Company has not heretofore voluntarily, by operation of law or otherwise, assigned or transferred or purported to assign or transfer to any person any such claim or any portion thereof. The Company shall indemnify and hold harmless each Purchaser from and against any claim, demand, damage, debt, liability (including payment of attorneys' fees and costs actually incurred whether or not litigation is commenced) based on or arising out of any assignment or transfer.

            (d) The provisions of this Section 11 shall survive payment in full of the amounts owed by the Company to the Purchasers, full performance of all the terms of this Agreement and the Operative Documents, and/or any Purchaser's actions to exercise any remedy available hereunder, under the Operative Documents or otherwise.

      12. Further Assurances. The Company will take such other actions as the Purchasers may reasonably request from time to time to accomplish the objectives of this Agreement.

      13. Consultation of Counsel. The Company acknowledges that the Company has had the opportunity to be represented by legal counsel of its own choice throughout all of the negotiations that preceded the execution of this Agreement. The Company has executed this Agreement after reviewing and understanding each provision of this Agreement and without reliance upon any promise or representation of any person or persons acting for or on behalf of any Purchaser. The Company further acknowledges that the Company and its counsel have had adequate opportunity to make whatever investigation or inquiry they may deem necessary or desirable in connection with the subject matter of this Agreement prior to the execution hereof and the delivery and acceptance of the consideration described herein.

      14. Notices. Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and shall be personally delivered or sent by a recognized overnight delivery service, certified mail, postage prepaid, return receipt requested, or by facsimile to the Company or to any Purchaser, as the case may be, at its address set forth in the Purchase Agreement.

      15.  Miscellaneous.

            (a) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Company and the Purchasers and their respective successors and assigns; provided, however, that the foregoing shall not authorize any assignment by the Company of its rights or duties hereunder.

            (b) Integration. This Agreement and any documents executed in connection herewith or pursuant hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written, with respect thereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Agreement.


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


            (c) Effect of This Agreement. This Agreement does not impair, alter, waive, annul, vary or affect any provision, acknowledgement, representation, condition, covenant, right, security interest, lien or remedy contained in the Operative Documents or in any other instrument or agreement at any time executed by the Company in favor of any Purchaser, except as expressly provided in this Agreement. The Company and the Purchasers intend that the terms and provisions contained in the other Operative Documents shall continue in full force and effect subject to the terms of this Agreement. In the event that the terms of this Agreement conflict with those of the Operative Documents, the terms of this Agreement shall govern.

            (d) Course of Dealing; Waivers. No course of dealing on the part of the any Purchaser or its partners, nor any failure or delay in the exercise of any right by any Purchaser, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Any Purchaser's failure at any time to require strict performance by the Company of any provision shall not affect any right of such Purchaser thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by a general partner of each Purchaser.

            (e) Time is of the Essence. Time is of the essence as to each and every term and provision of this Agreement and the other Operative Documents.

            (f) Counterparts. This Agreement may be signed in counterparts and all of such counterparts when properly executed by the appropriate parties thereto together shall serve as a fully executed document, binding upon the parties.

            (g) Legal Effect. The Operative Documents remain in full force and effect. If any provision of this Agreement conflicts with applicable law, such provision shall be deemed severed from this Agreement, and the balance of this Agreement shall remain in full force and effect.

            (h) Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas without regard to principles of conflicts of laws. The parties hereby agree that all actions or proceedings arising directly or indirectly from or in connection with this Agreement shall be litigated exclusively in the United States District Court for the Northern District of Texas located in Dallas County, Dallas, Texas. The parties consent and submit to the jurisdiction and venue of the foregoing court and consent that any process or notice of motion or other application to said court or a judge thereof may be served inside or outside the State of Texas or the Northern District of Texas (but with respect to any party hereto, such consent shall not be deemed a general consent to jurisdiction and service for any third parties) by registered mail, return receipt requested, directed to the party being served at its address provided in or pursuant to this Agreement (and service so made shall be deemed complete three (3) days after the same has been posted as aforesaid) or by personal service or in such other manner as may be permissible under the rules of said court. The Company hereby waives any right to a jury trial in connection with any litigation pursuant to this Agreement.

            (i) Assignment and Indemnity. The Company consents to each Purchaser's assignment of all or any part of such Purchaser's rights under this Agreement and the Operative Documents. The Company shall indemnify and defend and hold each Purchaser and any assignee of such Purchaser's interests harmless from any actions, costs, losses or expenses (including attorneys' fees) arising out of such assignment, this Agreement and the Operative Documents.

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


      IN WITNESS WHEREOF the undersigned have executed this Agreement as of the first date above written.


                        BROADCAST INTERNATIONAL, INC.


                        By:  /s/ Rodney M. Tiede
                            ________________________________________
                        Name:   Rodney M. Tiede
                        Title:  President & CEO


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              Purchaser signature page to follow.]












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



                        PURCHASERS:

                        GRYPHON MASTER FUND, L.P.

                        By:  Gryphon Partners, L.P., its General Partner

                        By:  Gryphon Management Partners, L.P., its
                             General Partner

                        By:  Gryphon Advisors, L.L.C., its General Partner

                             By:  /s/ E.B. Lyon, IV
                                  ______________________________________
                                  E.B. Lyon, IV, Authorized Agent


                        GSSF MASTER FUND, LP

                        By: Gryphon Special Situations Fund, LP, its General Partner

                        By:  GSSF Management Partners, LP, its General Partner

                        By:  GSSF, LLC, its General Partner


                             By:  /s/ E.B. Lyon, IV
                                  _______________________________________
                                  E.B. Lyon, IV, Authorized Agent



                        BUSHIDO CAPITAL MASTER FUND, LP

                        By:  Bushido Capital Partners, Ltd., its General
                             Partner


                             By:  /s/ Christopher Rossman
                                  ________________________________________
                                  Christopher Rossman, Managing Director



                        GAMMA OPPORTUNITY CAPITAL PARTNERS, LP

                        By:  Gamma Capital Advisors, Ltd. its General Partner


                             By:  /s/ Jonathan P. Knight, PhD
                                 __________________________________________
                                 Jonathan P. Knight, PhD, President/Director



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